UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 __________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

Investors Capital Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-16349	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

     230 Broadway East Lynnfield, MA 01940

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Compensatory Arrangements of Certain Officers

     On May 2, 2008, the Human Resources Committee of the Board of Directors ratified, approved and made effective an employment agreement between Investors Capital Corporation, a wholly owned subsidiary of Registrant (“ICC”), and Steven C. Preskenis providing for his continued employment as Chief Operating Officer and General Counsel of ICC until terminated upon notice by either party as of March ____, 2009 or any anniversary thereof occurring any whole multiple of two years after said date, provided that the agreement may be terminated at any time either by ICC for “Cause” (as defined therein), disability or death, or upon Mr. Preskenis’s “resignation for just cause” (as defined therein).

In the event of termination by ICC, or by Mr. Preskenis due to resignation for just cause,

Mr. Preskenis is entitled to receive: (i) base salary earned to date of termination, (ii) reimbursement of incurred business expenses, (iii) twenty-four months (or twelve months, if termination is by ICC for Cause) of base salary (at the rate applicable as of date of termination) payable on such date or dates as base salary would have been paid but for such termination, (iv) medical, dental, life and disability insurance benefits during said twenty-four or twelve month period, (v) any unpaid bonus earned with respect to the immediately prior fiscal year and (vi) the pro rata portion of any bonus payable with respect to the then-current fiscal year.

     Under the agreement, Mr. Preskenis is entitled to receive a base salary of $200,000 per year (subject to cost of living increases and any increases granted at the discretion of Registrant’s Board of Directors) and to participate in such annual bonus, equity incentive plans or other incentive compensation programs as may be authorized from time to time by the Board for Mr. Preskenis or generally for senior executives or persons of similar position with Registrant and its subsidiaries.

     Under the agreement and subject to certain conditions, in the event of a “change of control”: (i) any stock options held by Mr. Preskenis will become immediately exercisable, (ii) any Registrant common stock held by Mr. Preskenis subject to vesting conditions will immediately vest, (iii) Mr. Preskenis will be entitled to any bonuses for the then-current fiscal year under any bonus plans then in effect as if fully earned, and (iv) Mr. Preskenis will be reimbursed, on a grossed up basis, for any excise taxes he may owe as “excess parachute payments” under Section 280G of the Internal Revenue Code.

     Under the agreement, a “change of control” is deemed to occur if (i) a third person or group directly or indirectly becomes the beneficial owner of Registrant’s securities representing a majority of votes that may be cast for directors of Registrant, or (ii) in connection with a tender or exchange offer, merger, consolidation or other business combination, sale of assets or contested elections, or combination thereof, the persons who were directors of Registrant immediately prior to such transaction(s) cease to constitute a majority of directors of Registrant or of any successor to Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has

duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd. By /s/ Ted Charles Ted Charles, President

Date: May 6, 2008